                                                                 EXHIBIT 1.A.(1)

                     WAIVER OF NOTICE AND UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                      MERRILL LYNCH LIFE INSURANCE COMPANY


         We, the undersigned, being all the directors of Merrill Lynch Life Insurance Company (the "Company"), an Arkansas insurance corporation, do hereby waive all notice of a special meeting of the Board of Directors of the Company whether provided by statute or otherwise and do hereby unanimously consent to the following actions being taken without a meeting and adopt and approve the following resolutions:

         RESOLVED, that the Board of Directors of the Company does hereby approve and adopt the Plan and Agreement of Merger (the "Agreement") between the Company and Tandem Insurance Group, Inc. ("Tandem"), which is attached hereto as Exhibit A, whereby Tandem would merge with and into the Company (the "Merger"), resulting in the acquisition of all assets and liabilities of Tandem by the Company and the termination of Tandem's separate corporate existence upon the effectiveness of the Merger and upon the further terms and conditions set forth in the Agreement;

         FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to submit the Agreement to the Company's sole shareholder for approval at a meeting to be held for that purpose and, upon its approval, to submit the Agreement to the Arkansas Insurance Department and the Illinois Department of Insurance for approval in the manner required by law;

         FURTHER RESOLVED, that the directors and the officers of the Company be and they hereby are authorized to perform such further acts and execute and deliver to the proper authorities such documents as the same may be necessary to cause the Merger to become effective and to carry out all transactions contemplated thereby, including any amendments to the Agreement that may be necessary in order to comply with the requirements of regulatory authorities;

         FURTHER RESOLVED, that, in connection with the redomestication of the Company from the State of Washington to the State of Arkansas, the resolutions attached hereto as collective Exhibit B, constituting resolutions required by the states of Arizona, Colorado, Delaware, Hawaii, Iowa, Minnesota, Mississippi, Missouri, Tennessee and Washington, whereby the Company appoints the insurance supervisory official of such states as agent for service of process in any action or legal proceeding against the Company in any court in said states, are hereby adopted;

         FURTHER RESOLVED, that, in connection with the redomestication of the Company from the State of Washington to the State of Arkansas, for all other jurisdictions in which the Company conducts business,to the extent required by law, and in the manner and form required by such states or jurisdictions, the Company appoints the insurance supervisory or other governmental official as may be required by law, as agent for service of process in any action or legal proceeding against the Company in any court in said states or jurisdictions;

         FURTHER RESOLVED, that, in connection with the redomestication of the Company from the State of Washington to the State of Arkansas, the officers of the Company are authorized to take all necessary actions to continue the Company's qualification to do business in all states and jurisdictions in which it is presently qualified;

         FURTHER RESOLVED, that, in connection with the redomestication of the Company from the State of Washington to the State of Arkansas, the officers of the Company are authorized to take all necessary actions to continue seeking additional lines of authority in those states and jurisdictions in which the Company is presently authorized to do business, and to continue seeking original authority to do business in such states and other jurisdictions in which the Company is not presently licensed or does not presently hold authority to do business and which filings may now or hereafter do pending; and be it

         FURTHER RESOLVED, that, in connection with the redomestication of the Company from the State of Washington to the State of Arkansas, the officers of the Company are, and each hereby is, authorized, empowered and directed to take all further actions, and to execute and deliver any and all documents they may deem necessary or advisable to carry into effect the above resolutions.

         In addition the following statements and resolutions are approved and adopted:

         WHEREAS, the Board or Directors has simultaneously with the following resolutions, approved and adopted the Agreement between the Company and Tandem, whereby Tandem would merge with and into the Company, resulting in the Company's acquisition of all the assets and liabilities of Tandem and the termination of Tandem's separate corporate existence upon the effectiveness of the Merger;

         WHEREAS, at the time of the Merger, the Merrill Lynch Variable Annuity Separate Account (the "Merrill Annuity Account") will have assets supporting outstanding variable annuity contracts, and the Merrill Lynch Variable Life Separate Account (the "Merrill Life Account") may have assets supporting outstanding variable life insurance contracts;

         WHEREAS, Tandem has established two separate accounts, the Tandem Variable Annuity Separate Account (the "Tandem Annuity Account"), supporting issued and outstanding variable annuity insurance contracts, and the Tandem Variable Life Separate Account (the "Tandem Life Account"), supporting issued and outstanding variable life contracts;

         WHEREAS, assets currently held by the Tandem Annuity Account are invested in the same underlying investment vehicle as the Merrill Annuity Account and support variable annuity contracts identical in all respects to the issued and outstanding variable annuity contracts supported by the Merrill Annuity Account but for the separate account and insurance company;

         WHEREAS, assets currently held by the Tandem Life Account are invested in the same underlying investment vehicles as is proposed for investment by the Merrill Life Account, although the Merrill Life Account is proposed to be invested in an underlying investment portfolio in which the Tandem Life Account does not invest and accordingly has one more investment division than the Tandem Life Account, corresponding to the additional investment portfolio;

         WHEREAS, by virtue of the Merger, the Tandem Annuity Account and the Tandem Life Account will be acquired intact by the Company and will thereby become separate accounts of the Company, and the variable annuity contracts then supported by the Tandem Annuity Account and the variable life insurance contracts then supported by the Tandem Life Account will be assumed by the Company;

         WHEREAS, the Tandem Annuity Account when acquired by the Company pursuant to the Merger will be duplicative of the Merrill Annuity Account, and the Tandem Life Account when so acquired will be duplicative of the Merrill Life Account (if it then has any assets), thereby making it desirable to combine the Tandem Annuity Account with the Merrill Annuity Account and the Tandem Life Account with the Merrill Life Account (collectively, the "Accounts") to avoid such duplication;

         NOW THEREFORE, BE IT RESOLVED, that, subject to approval of the Arkansas Insurance Commissioner, immediately after the Merger is consummated, the Tandem Annuity Account shall be combined with the Merrill Annuity Account and the Merrill Life Account shall be combined with the Tandem Life Account in accordance with the following terms and conditions:

         1. The Tandem Annuity Account shall be combined (the "Annuity Combination") with the Merrill Annuity Account, with the Merrill Annuity Account, with the Merrill Annuity Account surviving as the successor (the "Continuing Annuity Account"). The Continuing Annuity Account shall thereby acquire all assets of the Tandem Annuity Account and assume all debts, liabilities and duties of the Tandem Annuity Account. Attribution of all assets held on behalf of the Tandem Annuity Account immediately before the Annuity Combination shall be transferred at the time of the Annuity Combination to the Continuing

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                 Annuity Account and aggregated with all other assets then held on behalf of the Merrill Annuity Account. The Continuing Annuity Account shall still be considered to have been originally established by a resolution adopted by the Board of Directors of the Company on March 15, 1991.

         2. Because the unit values for sub-accounts of the Tandem Annuity Account are identical to the unit values of sub-accounts of the Merrill Annuity Account, no adjustment shall be made to unit values for the Continuing Annuity Account or variable annuity contracts supported by the Tandem Annuity Account as a result of the Annuity Combination.

         3. The Continuing Annuity Account shall continue to invest in the same underlying investment vehicle as did the Merrill Annuity Account and the Tandem Annuity Account prior to the Annuity Combination.

         4. If at the time the Merger is consummated the Merrill Life Account has assets supporting issued and outstanding variable life insurance contracts, the Merrill Life Account shall be combined (the "Life Combination") with the Tandem Life Account, with the Tandem Life Account surviving as the successor (the "Continuing Life Account"). The Continuing Life Account shall thereby acquire all assets of the Merrill Life Account, including the additional investment division in the Merrill Life Account, and assume all debts, liabilities and duties of the Merrill Life Account. Attribution of all assets then held on behalf of the Merrill Life Account shall be transferred thereupon to the Continuing Life Account and will be aggregated with all other assets then held on behalf of the Merrill Life Account. If the Merrill Life Account has no assets supporting issued and outstanding variable life insurance contracts at the time the Merger is consummated, the Life Combination shall not be effected, and the Merrill Life Account and the Tandem Life Account shall each continue as a separate account of the Company. The Continuing

                 Life Account shall be considered to have been originally established by resolution adopted by the Board of Directors of Tandem on November 19, 1990 and acquired by the Company on the date the Merger is consummated.

         5. The Continuing Life Account will retain its historical index of investment experience for the variable life insurance contracts supported by the Tandem Life Account and issued and outstanding at the time the Life Combination is consummated. With respect to the variable life insurance contracts supported by the Merrill Life Account and issued and outstanding at the time the Life Combination is effected, the Continuing Life Account will adopt the historical index of investment experience for those contracts.

         6. The Continuing Life Account will continue to invest in the same underlying investment vehicles as did the Merrill Life Account and the Tandem Life Account prior to the Life Combination.

         BE IT FURTHER RESOLVED, that the foregoing resolutions shall not affect any other separate account, the establishment of which was previously authorized by the Board of Directors of the Company, and each such account shall continue to be a duly authorized and validly established separate account of the Company;

         BE IT FURTHER RESOLVED, that the name of the Tandem Life Account shall be changed to the "Merrill Lynch Life Variable Life Separate Account II" effective immediately after the Combination is effected (or, if the Combination is not effected with respect to the Tandem Life Account, such name change shall be effective immediately after the Merger);

         BE IT FURTHER RESOLVED, that effective immediately after the Merger, the Merrill Annuity Account shall be renamed the "Merrill Lynch Life Variable Annuity Separate Account"; and

         BE IT FURTHER RESOLVED, that the President, the Senior Vice President and General Counsel, or any other Vice President of the Company and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute, deliver and cause to be filed on behalf of the Company and the Accounts, to the extent required or advisable under state or federal law, any and all reports, registration statements and applications for exemptive relief or approval, including any amendments thereto, and any consents to service of process, acceleration letters and other papers and instruments on behalf of the Company and/or the Accounts or otherwise, as may be necessary or advisable in order to carry into effect the above resolutions.

                 This consent may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all of which shall constitute one instrument.

                 DATED this _____ day of _____________, 1991.


                                                 BOARD OF DIRECTORS:


                                                 -------------------------------
                                                 David M. Dunford


                                                 -------------------------------
                                                 Kenneth W. Kaczmarek


                                                 -------------------------------
                                                 Thomas H. Patrick


                                                 -------------------------------
                                                 John C.R. Hele


                                                 -------------------------------
                                                 Barry G. Skolnick

                                   EXHIBIT B


                                    ARIZONA

         RESOLVED, that this Merrill Lynch Life Insurance Company hereby authorized President and Secretary, under its corporate seal, to irrevocably appoint the Director of Insurance of the State of Arizona, and his or her successor or successors in office, its true and lawful attorney in and for the State of Arizona, upon whom all lawful process in any action or legal proceeding against it in any court in said State, may be served.

         It hereby further agrees that any lawful process against it, which is served upon and forwarded by said attorney by registered mail to the person last so designated by it to receive process, shall be of the same legal force and validity as if served personally upon it, and shall be deemed sufficient service, and that the appointment and authority of said attorney shall continue so long as any of its liability remains outstanding in said State, and that its removal from said State or dissolution shall not take away or impair the right to commence any action or legal proceeding against it, in the manner herein provided, upon a liability previously incurred.

         And that it hereby further agrees that, as a part of its right and authority to transact business in the State of Arizona, it will and does accept all the terms, obligations and provisions of the laws of the State of Arizona, now or hereafter in force, regulating and concerning companies of its kind and character.

         And that it hereby further agrees that when any lawful process against of affecting it is served upon said Director of Insurance, a copy of said proceedings shall be mailed to: Mr. Barry G. Skolnick, General Counsel, Merrill Lynch Life Insurance Company, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

         And that it hereby further agrees that its President and Secretary are authorized and instructed to executed and deliver in its name and on its behalf, a Power of Attorney and agreement in accordance with this resolution.





                             Page 1 of EXHIBIT B

                                   EXHIBIT B


                                    COLORADO

         That Merrill Lynch Life Insurance Company, a corporation, organized and existing under and by virtue of the laws of the State of Arkansas and thereby authorized to transact the business of ordinary, group life, accident and health, annuity contracts, variable annuities and variable contracts of insurance, desiring to transact such business within the State of Colorado, pursuant to the laws thereof, does, by these presents, make, constitute and appoint the Commissioner of Insurance of the State of Colorado and his successors in office, the true and lawful attorney of such company in and for the State of Colorado, upon whom all lawful process against said company may be served; and the said Insurance Company, in consideration of the privilege of doing business in the State of Colorado as aforesaid, does hereby stipulate and agree that any lawful process against said company which may be served upon said attorney, or in his absence, upon any employee in charge of his office, shall be of the same legal force and validity, and such service shall be as valid and binding upon said company, as if such process had been served upon said company in any other manner provided by the laws of the said State of Colorado; and that said authority to represent said company for the service of process shall continue in force so long as any liability shall remain outstanding against said company within the STATE of COLORADO.





                              Page 3 of EXHIBIT B

                                   EXHIBIT B


                                    DELAWARE

         RESOLVED, That this Company, hereby appoints the INSURANCE COMMISSIONER OF DELAWARE its true and lawful Agent and Attorney in and for the State of Delaware, on whom all process of law, whether mesne or final, in any action or proceeding in the State of Delaware may be served, subject to and in accordance with all the provisions of the Laws of the State of Delaware now in force, and such other laws as may hereafter be enacted in relation thereto, with the same effect as if the Company existed in said State. And the said Agent and Attorney is duly authorized and empowered as the Agent and Attorney of said Company to receive and accept service of process in all cases as provided for by the Laws of the State of Delaware, and such service shall be deemed personal service on said Company and shall be as valid and binding service on said Company as if served on said Company; and said Company hereby waives all claims of error by reason of such service. This appointment and the authority of said Agent and Attorney shall continue in force and shall not be revoked so long as any policy, certificate of membership or liability remains outstanding against said Company in said State of Delaware. And this Company hereby further stipulates and agrees that in case of the absence from the State of Delaware of said Agent and Attorney, any process relating to said Company may be served upon some person in the office of the Insurance Commissioner of Delaware to be from time to time by said Insurance Commissioner designated, and shall have the same effect as if served upon the said Agent and Attorney, and shall be binding and valid service upon said Company. And the President and Secretary are hereby authorized to execute in the name of the Company and under its corporate seal, a certificate of authority of power of attorney to the said Insurance Commissioner of Delaware, in conformity with this Resolution and the Laws of said State of Delaware.





                              Page 4 of EXHIBIT B

                                   EXHIBIT B


                                     HAWAII


         RESOLVED, by the Directors of Merrill Lynch Life Insurance Company, an insurer organized under the laws of Arkansas and authorized to do business therein and carrying on the business of insurance in the State of Hawaii (hereinafter called the "Insurer"), that, pursuant to the requirements of the laws of the State of Hawaii, the said Board of Directors for and in behalf of said Insurer does hereby:

         (1) Consent that service of process may be made upon the Insurance Commissioner of the State of Hawaii (always for the time being), in any action or proceeding against said Insurer at any time brought or pending in said State upon any cause of action arising in or growing out of business transacted in said State;

         (2) Consent that service so made shall be valid and effective service upon said Insurer; and

         (3) Stipulate that such consent shall be and is hereby made irrevocable so long as any policy of said Insurer shall remain in force in said State or any loss remains unpaid therein.





                              Page 5 of EXHIBIT B

                                   EXHIBIT B


                                      IOWA

         "Resolved that the President or Vice President, and Secretary or Assistant Secretary of this corporation be and they are hereby authorized and directed to execute to the Commissioner of Insurance of the State of Iowa, a Power of Attorney, substantially as follows:

KNOW ALL MEN BY THESE PRESENTS:

That the Merrill Lynch Life Insurance Company a corporation organized and existing under the laws of the State of Arkansas, and pursuant to a resolution, passed by the Board of Directors of said corporation, on the _______ day _____________________ of , 19___ , does hereby constitute and appoint the Commissioner of Insurance of the State of Iowa as its true and lawful attorney for it and in its name and stead, and does hereby authorize the said Commissioner of Insurance or his deputy for and on behalf of said corporation to accept and acknowledge service of notice or process of any kind, whether mesne or final, in any action or proceeding against said corporation, in any of the courts, State and Federal, in the said State of Iowa, and it is hereby admitted and agreed that such service made upon the Commissioner of Insurance of the State of Iowa or his deputy shall be taken and held to be as valid, binding and effective for all purposes as if served upon said corporation according to the laws and practice of said state or any other state, and every claim or right of error by reason of such acknowledgment or service is hereby expressly waived and relinquished, granting unto its said attorney full power and authority to do and perform every act and thing requisite and necessary or proper to be done in the premises, the said corporation hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof.

         It is further resolved by said corporation that the Commissioner of Insurance of the State of Iowa or his deputy, shall forward such acknowledged copy of notice or process to the following designated person or corporation:
Mr. Barry G. Skolnick, General Counsel, at the address of Merrill Lynch Life Insurance Company, 800 Scudders Mill Road in the city of Plainsboro state of





                              Page 6 of EXHIBIT B

New Jersey 08536, and it is hereby admitted and agreed that the forwarding to said designee shall be taken and held to be as valid, binding and effective for all purposes as if forwarding to said corporation."





                              Page 7 of EXHIBIT B

                                   EXHIBIT B


                                   MINNESOTA

         "WHEREAS, This Merrill Lynch Life Insurance Company ("Company") having been admitted, or having applied for admission, to transact business in the State of Minnesota in conformity with the laws thereof;"

         "RESOLVED, That this Company does hereby authorize the President and Secretary, under the corporate seal of the Company to make, constitute and appoint the Commerce Commissioner of the State of Minnesota, or his successor in office, its true and lawful ATTORNEY, in and for the State of Minnesota, on whom all proofs of loss, any notice authorized or required by any contract with said Company to be served on said Company, summonses and all lawful processes in any action or legal proceeding against said Company in the State of Minnesota may be served subject to and in accordance with all the provisions of the statutes and laws of said State of Minnesota now in force and such other acts as may be hereafter passed amendatory hereof and supplementary thereto; and the said Attorney is duly authorized and empowered, as the agent of said Company, to receive and accept such service of all proofs of loss, any notice authorized or required by any contract with said Company to be served on said company, summonses and all lawful processes in any action or legal proceeding against said Company as provided by the laws of the State of Minnesota, and such service shall be deemed valid personal service upon said Company said appointment to continue in force irrevocable, as provided by the statutes of the State of Minnesota, so long as any liability of the Company remains outstanding in said state."

         "RESOLVED, FURTHER, That this Company hereby stipulates and agrees that when proofs of loss, notices, summonses and lawful process against or affecting this Company is served on said Commissioner of Commerce, a copy of such proofs of loss, notices, summonses and lawful processes shall be mailed to Mr. Barry Skolnick, General Counsel, Merrill Lynch Life Insurance Company, 800 Scudders Mill Road, Plainsboro, New Jersey 08536."

         "RESOLVED, FURTHER, That the Company does hereby further agree and stipulate that it will and hereby does accept a license from





                              Page 8 of EXHIBIT B
the State of Minnesota in compliance with and according to the provisions of the laws of said State of Minnesota regulating and concerning insurance companies or associations of the kind and character of said Company."

         "RESOLVED, FURTHER, That the President and Secretary of this association are hereby authorized and instructed to execute and deliver in the name of, and on behalf of the Company a Power of Attorney and agreement in accordance with this resolution.





                              Page 9 of EXHIBIT B

                                   EXHIBIT B


                                  MISSISSIPPI

         "Resolved, that this Company desiring to transact business in the State of Mississippi, in conformity with the laws thereof, does hereby authorize its President and Secretary, under the corporate seal of the Company to make, constitute and appoint the Insurance Commissioner of the State of Mississippi, and his successor in office, its true and lawful attorney in and for said State of Mississippi, upon whom all processes of law against said corporation in any action or legal proceeding may be served, subject to and in accordance with all the provisions of the statutes and laws of said State of Mississippi now in force, and such other acts as may be hereafter passed amendatory thereof and supplementary thereto; and for said Company to agree that any and all lawful processes against it which may be served upon said Insurance Commissioner, and his successor, shall be deemed valid personal service upon said Company and shall be of the same force and validity as if served upon said Company, and that this authority shall continue in force and irrevocable so long as any liability of the said Company remains outstanding in the State of Mississippi, whether incurred before or since the making and execution of this instrument."





                              Page 10 of EXHIBIT B

                                   EXHIBIT B


                                    MISSOURI


         "RESOLVED, That the president and secretary of this company are hereby authorized to execute in behalf of said company, under the corporate seal thereof, a written instrument in accordance with the insurance laws of the State of Missouri appointing and authorizing the Director of the Division of Insurance, Department of Economic Development, of the State of Missouri (by whomsoever such office of Director may be held and exercised under the laws of the State of Missouri), for the purpose mentioned in section 375.906 Revised Statutes of Missouri, 1978, to do any and all the things in behalf of this company specified in said section to be done by said Director, and further consenting that service of process as therein referred to shall be valid and binding, and be deemed personal service upon this company so long as it shall have any policies or liabilities outstanding in the State of Missouri."





                              Page 11 of EXHIBIT B

                                   EXHIBIT B


                                   TENNESSEE


         "RESOLVED, that the Company does hereby, in consideration of the privilege of doing business in the State of Tennessee, the Company does consent to and with said State of Tennessee, for the benefit of all persons concerned, that service of any such process upon such Commissioner of The Department of Commerce and Insurance or Deputy Commissioner shall be taken and held to be as valid as if served upon the Company, according to the laws of said State of Tennessee, or of any other State; and the Company does hereby further consent that in case it shall cease to transact business in the said State of Tennessee, said Commissioner of The Department of Commerce and Insurance and Deputy Commissioner shall be considered and held as continuing to be Attorney for it for the purpose of process as aforesaid, in any action against it, upon any policy or liability issued or contracted during the time the Company transacted business in the State of Tennessee."





                              Page 12 of EXHIBIT B

                                   EXHIBIT B


                                   WASHINGTON


         "RESOLVED, That the president or a vice-president and the secretary or an assistant secretary of this Insurer is hereby authorized to execute in behalf of said Insurer, under the seal thereof, a written instrument in accordance with the laws of the State of Washington, appointing and authorizing the Insurance Commissioner of the State of Washington), for the purposes mentioned in RCW 48.05.200, to do any and all the things in behalf of this Insurer specified in said section to be done by said Commissioner, and further consenting that service of process as therein referred to shall be valid and binding and be deemed personal service upon this Insurer so long as there is in force in the State of Washington any contract made by this Insurer, or liabilities or duties arising therefrom.





                              Page 13 of EXHIBIT B

                          PLAN AND AGREEMENT OF MERGER


         THIS PLAN AND AGREEMENT OF MERGER ("Agreement''), is entered into on this the ____ day of _____________, 1991, by and between MERRILL LYNCH LIFE INSURANCE COMPANY, an Arkansas life insurance corporation with its home office in Arkansas located at 320 West Capitol Avenue, Suite 1000, Little Rock, Arkansas 72201 (hereinafter sometimes referred to as "MLLIC" or the "Surviving Corporation"), and TANDEM INSURANCE GROUP, INC., an Illinois life insurance corporation with its home office in Illinois located at 10 South LaSalle Street, Chicago, Illinois, (hereinafter sometimes referred to as "Tandem") (said life insurance corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations").

                                    RECITALS

         1. MLLIC is a corporation duly organized and existing under the laws of the state of Arkansas, having been originally incorporated on January 27, 1986, and has on the date hereof an authorized capital consisting of 1,000,000 shares of common stock of the par value of $10.00 per share, of which, on the date hereof, 200,000 shares are issued and outstanding, all of which shares are owned legally and beneficially by Merrill Lynch Insurance Group,

Inc. ("MLIG").

         2. Tandem is a corporation duly organized and existing under the laws of the state of Illinois, having been originally incorporated on August 11, 1952, and has on the date hereof an authorized capital consisting of 5,000,000 shares of common stock of the par value of $1.10 per share, of which, on the date hereof, 1,100,000 shares are issued and outstanding, all of which shares are owned legally and beneficially by MLIG.

         3. The Board of Directors of each of the Constituent Corporations deems it advisable and in the best interest of said corporations that Tandem be merged into MLLIC as provided herein and has approved of this Agreement.

         In consideration of the premises and the mutual agreements herein contained, the parties hereto, in accordance with the applicable provisions of the laws of the state of Arkansas and the state of Illinois, do hereby agree as follows:

         1. MERGER. Tandem shall be merged with and into MLLIC. On and after the effective date of this contemplated merger:

           (a) MLLIC shall be the Surviving Corporation and shall continue to exist as a domestic stock life insurance company under the laws of the state of Arkansas. As the

Surviving Corporation, MLLIC shall possess all rights, privileges, powers, franchises, and immunities of a public as well as of a private nature and be subject to all the liabilities and duties of each of the Constituent Corporations so merged, and all, and singular, of the rights, privileges, powers, franchises, and immunities of each of the Constituent Corporations and all property, real, personal, and mixed, and all debts owing on whatever account and all other things in action of or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation without further act or deed. All property, rights, privileges, powers, franchises, and immunities and all and every other interest shall be thereafter the property of the Surviving Corporation as effectually as they were of the several and respective Constituent Corporations. In particular, without limiting the foregoing, each separate account duly established by each of the Constituent Corporations prior to the effective date of the contemplated merger shall, on and after the effective date of the contemplated merger, be a duly established separate account of the Surviving Corporation as though it had been originally established by the Surviving Corporation. However, all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by the lien at the time of the merger. All debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if the debts, liabilities, and duties had been incurred or contracted by it.

        (b) Tandem, as a Constituent Corporation, pursuant to the Illinois Insurance Code and the Arkansas Insurance Code, shall cease to exist, and its property and obligations shall become the property and obligations of MLLIC as the Surviving Corporation.

        2. NAME AND STATE OF DOMICILE OF SURVIVING CORPORATION. Upon the effectiveness of the merger, the name of the Surviving Corporation shall remain Merrill Lynch Life Insurance Company and the state of domicile shall remain the state of Arkansas.

        3. ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation as amended and Bylaws as amended of MLLIC shall continue as the Articles of Incorporation and Bylaws of the Surviving Corporation.

        4. DIRECTORS. The members of the Board of Directors of MLLIC shall be the members of the Board of Directors of the Surviving Corporation until their successors are duly elected and qualified under the Bylaws of the Surviving Corporation.

        5. SHARES OF SURVIVOR. Each share of the common stock of MLLIC outstanding on the effective date of the merger shall thereupon, without further action, be one share of the common stock of the Surviving Corporation, without the issuance or exchange of new shares or share certificates, and no additional shares of the Surviving Corporation shall be issued.

        6. CANCELLATION OF TANDEM SHARES. All authorized and outstanding shares of the common stock of Tandem, such shares being owned in their entirety by MLIG, and all rights in respect thereof, shall be cancelled forthwith on the effective date of the merger, and the certificates representing such shares shall be surrendered and cancelled, and no shares of the Surviving Corporation shall be issued in lieu thereof.

        7. APPROVALS. This Agreement shall be submitted for adoption or approval to (1) the shareholder of MLLIC, (2) the shareholder of Tandem, (3) the Insurance Commissioner for the state of Arkansas, (4) the Director of Insurance for the state of Illinois, and (5) the insurance regulatory authorities of other states, if any, which may require such submission. If and when all such required adoptions and approvals are obtained, the officers of each of the Constituent Corporations shall, and are hereby authorized and directed to, perform all such further acts, and execute and deliver to the proper authorities for filling all documents, as may be necessary or proper to render effective the merger contemplated by this Agreement.

        8. EFFECTIVE DATE AND TIME. The effective date and time for the merger contemplated herein shall be at the close of the business day on the date on which all filings required in the states of Arkansas and Illinois to effect the proposed merger have been completed.

        IN WITNESS WHEREOF, the Board of Directors of each of the Constituent Corporations, pursuant to a resolution unanimously adopted by written consent has caused this Agreement to be executed as of the day and year first above written.

               DIRECTORS OF MERRILL LYNCH LIFE INSURANCE COMPANY,
                             Surviving Corporation:





-----------------------------
        David M. Dunford




-----------------------------
      Kenneth W. Kaczmarek



-----------------------------
      Thomas H. Patrick




-----------------------------
      John C.R. Hele



-----------------------------
      Barry G. Skolnick




ATTEST:



-----------------------------
        Secretary



( S E A L )





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